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                                                                    EXHIBIT 99.3


                       [LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors
Provident Financial Group, Inc.
One East Fourth Street
Cincinnati, OH 45202

Dear Members of the Board:


     We hereby consent to the inclusion of our opinion letter as Annex B to, and the to the reference thereto under the caption "THE MERGER -- Opinion of UBS Securities LLC to Provident" in, the Proxy Statement/Prospectus of National City Corporation ('National City') and Provident Financial Group, Inc. ('Provident') relating to the proposed merger involving National City and Provident, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of National City. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term 'expert' as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                          UBS SECURITIES LLC

By: /s/ OLIVIER SARKOZY                   By: /s/ JOSEPH JIAMPIETRO
        ------------------------------            ------------------------------------------
        Olivier Sarkozy                           Joseph Jiampietro
        Managing Director                         Executive Director


New York, New York
April 2, 2004